UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: April 25, 2023
(Date of earliest event reported: April 21, 2023)

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.
1-11178	Revlon, Inc. Delaware 55 Water Street New York, New York, 10041 212-527-4000	13-3662955

33-59650	Revlon Consumer Products Corporation Delaware 55 Water Street New York, New York, 10041 212-527-4000	13-3662953

Former Name or Former Address, if Changed Since Last Report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) or 12(g) of the Act:
	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Revlon, Inc.	Class A Common Stock	REVRQ	*
Revlon Consumer Products Corporation	None	N/A	N/A

Indicate by check mark whether each registrant is an "emerging growth company" as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) in Rule 12b-2 of the Exchange Act.

* Revlon, Inc.’s Class A Common Stock began trading exclusively on the over-the-counter market on October 21, 2022 under the symbol REVRQ.

Emerging Growth Company
Revlon, Inc.	☐
Revlon Consumer Products Corporation	☐

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on June 15, 2022 (the “Petition Date”), Revlon, Inc. (“Revlon”) and certain subsidiaries, including Revlon Consumer Products Corporation (“Products Corporation” and together with Revlon, the “Company”) (the chapter 11 filing entities collectively, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The cases (the “Chapter 11 Cases”) are being administered under the caption In re Revlon, Inc., et al. (Case No. 22-10760 (DSJ)). The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Also, as previously disclosed, on April 3, 2023, the Bankruptcy Court entered an order confirming the Third Amended Joint Plan of Reorganization of Revlon, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (including all exhibits and supplements thereto, the “Plan”). Although the Company obtained the various milestone extensions described below, the Company expects the effective date of the Plan to occur on or before May 2, 2023.

MidCap Exit Financing Commitment Letter

In addition, on April 24, 2023, Products Corporation entered into a commitment letter (the “MidCap Commitment Letter”) with MidCap Financial Trust pursuant to which MidCap Financial Trust and/or one or more of its affiliates (collectively, “MidCap”) has committed to provide a senior secured asset-based revolving loan facility with revolving commitments in an aggregate principal amount of up to $325.0 million (the “MidCap Exit Facility”), subject to a sufficient borrowing base and otherwise on the terms set forth in the MidCap Commitment Letter. The MidCap Commitment Letter provides for post-emergence financing in the form of the MidCap Exit Facility, subject to a customary borrowing base. The MidCap Exit Facility is scheduled to mature on the earlier of (i) three years from the closing date, subject to two one-year extensions upon the election of the borrower and satisfaction of certain conditions, and (ii) 91 days prior to the maturity of the Company’s term loan exit financing to the extent any portion of such term loan exit financing is outstanding on such date. Loans under the MidCap Exit Facility are not subject to amortization.

The effectiveness of the MidCap Exit Facility will be subject to customary closing conditions, including consummation of the Plan. The foregoing description of the MidCap Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the MidCap Commitment Letter which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Amendment to DIP Emergence Milestone

In connection with the Chapter 11 Cases, Revlon, Products Corporation and certain of Revlon’s direct and indirect subsidiaries entered into (i) the Super-Priority Senior Secured Debtor-in-Possession Asset-Based Credit Agreement, dated June 30, 2022, by and among Products Corporation, as the Borrower, Revlon, as Holdings, the lenders party thereto and MidCap Funding IV Trust, as Administrative Agent and Collateral Agent (the “DIP ABL Credit Agreement”) and (ii) the Super-Priority Senior Secured Debtor-in-Possession Credit Agreement, dated as of June 17, 2022, by and among Products Corporation, as the Borrower, Revlon, as Holdings, the lenders party thereto and Jefferies Finance LLC, as Administrative Agent and Collateral Agent (the “DIP Term Loan Credit Agreement” and together with the DIP ABL Credit Agreement, the “DIP Credit Agreements”).

On April 21, 2023, the Debtors amended (i) Section 6.20(h) of the DIP ABL Credit Agreement and (ii) Section 6.17(h) of the DIP Term Loan Credit Agreement to extend the required milestone date (such milestone date, the “DIP Emergence Milestone Date”) for occurrence of the Plan Effective Date (as defined in the DIP ABL Credit Agreement and the DIP Term Loan Credit Agreement) from April 28, 2023 to May 31, 2023.

Amendment to Backstop Commitment Agreement

Also, as previously disclosed, on February 21, 2023, the Debtors entered into the amended and restated backstop commitment agreement (the “BCA”) with certain of its lenders under the previously disclosed Restructuring Support Agreement (collectively, the “Equity Commitment Parties”), pursuant to which each of the Equity Commitment Parties has agreed to backstop, severally and not jointly and subject to the terms and conditions in the Backstop Commitment Agreement, the $670 million equity rights offering.

On April 21, 2023, the Debtors amended (i) Section 10.3(f) of the BCA and (ii) Section 10.4(e) of the BCA to extend the Closing Date (as defined in the BCA) termination event thereunder from April 28, 2023 to May 31, 2023.

Amendment to Debt Commitment Letter

Also, as previously disclosed, on January 17, 2023, the Debtors entered into the $200,000,000 Incremental New Money Facility Backstop Commitment Letter (as amended and restated from time to time, the “Debt Commitment Letter”) with the debt commitment parties thereto (the “Debt Commitment Parties”), pursuant to which the Debt Commitment Parties committed to fund up to $200 million in net cash proceeds to the Debtors in connection with a new senior secured first lien term loan facility upon emergence from the Chapter 11 Cases.

On April 21, 2023, the Debtors amended (x) (i) Section 7(a) of the Debt Commitment Letter and (ii) Section 7(b) of the Debt Commitment Letter to extend the Expiration Date (as defined in the Debt Commitment Letter) termination event thereunder from April 28, 2023 to May 31, 2023 and (y) Section 1 of the Debt Commitment Letter to increase the funding commitment by the Debt Commitment Parties from $200 million to $275 million.

Amendment to Restructuring Support Agreement

Also, as previously disclosed, on February 21, 2023, the Debtors entered into the Amended and Restated Restructuring Support Agreement (the “RSA”) with certain of the Company’s prepetition lenders under the previously disclosed 2020 BrandCo Credit Agreement (the “Consenting BrandCo Lenders”), the Official Committee of Unsecured Creditors in the Debtors’ Chapter 11 Cases (together with the Consenting BrandCo Lenders, the “Original Consenting Creditor Parties”) and certain of the Company’s prepetition lenders under the previously disclosed 2016 Credit Agreement (together with the Original Consenting Creditor Parties, the “Consenting Creditor Parties”) , pursuant to which the Consenting Creditor Parties have agreed, subject to certain terms and conditions, to support a restructuring of the existing corporate debt of, existing equity interests in, and certain other obligations of the Debtors.

On April 21, 2023, the Debtors amended Section 4.01(f) of the RSA to extend the required milestone date for occurrence of the Plan Effective Date (as defined in the RSA) from April 28, 2023 to May 31, 2023.

Item 2.02.	Results of Operation and Financial Condition.

To the extent applicable, the disclosures in Item 7.01 below are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Liquidity Forecast and Preliminary First Quarter 2023 Financial Results

In connection with the Company’s preparations for emergence from Chapter 11, the Company provided various materials to certain of its lenders, including an updated liquidity forecast and the Company’s preliminary estimates for certain financial information for the three months ended March 31, 2023 (collectively, the “Cleansing Materials”). The Cleansing Materials are attached as Exhibit 99.1 hereto.

The Cleansing Materials contain the Company’s preliminary estimates of certain financial results for the three months ended March 31, 2023 based on currently available information. The Company has not yet finalized its results for this quarterly period, and its consolidated financial statements as of and for the three months ended March 31, 2023 are not currently available. The Company’s actual results remain subject to the completion of the quarter-end closing process. While carrying out such procedures, the Company may identify items that require it to make adjustments to the preliminary estimates of its results set forth in the Cleansing Materials. As a result, the Company’s actual results could be different from those set forth in the Cleansing Materials and the differences could be material. Additionally, the Company’s estimates are forward-looking statements based solely on information available to it as of the date of the Cleansing Materials and may differ from actual results and such differences may be material. Therefore, a reader should not place undue reliance on these preliminary estimates of the Company’s results. The preliminary estimates of the Company’s results included in the Cleansing Materials have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent auditors have not audited, reviewed or compiled such preliminary estimates of the Company’s results. Accordingly, KPMG LLP expresses no opinion or any other form of assurance with respect thereto. The preliminary estimates of certain financial results presented in the Cleansing Materials should not be considered a substitute for the final results.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this Current Report on Form 8-K are “forward-looking statements” made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the bankruptcy petitions, including but not limited to, the Company’s ability to emerge as a privately held company by early May 2023, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Gross Sales, Gross Contribution and Recurring EBITDA are non-GAAP financial measures that are presented in the Cleansing Materials and are reconciled in the table(s) set forth in the Cleansing Materials to their respective most directly comparable GAAP measure.

Gross Sales is GAAP net sales before adjusting for expected product returns, trade discounts and certain other customer allowances. Gross Contribution is GAAP gross profit, less distribution costs. Management uses Gross Sales and Gross Contribution as performance measures.

Recurring EBITDA is GAAP operating income for the Company, adjusted for (1) non-operating items which primarily include restructuring and related charges; acquisition, integration, and divestiture costs; gain (loss) on divested assets; and impairment charges and (2) depreciation and amortization expense and non-cash stock-based compensation expense. Management uses Recurring EBITDA as a performance measure.

Management believes that the non-GAAP measures are useful for investors for the same reasons as those set forth above. These non-GAAP financial measures should not be considered in isolation or as a substitute for their most directly comparable as reported measures prepared in accordance with GAAP and, along with the other information in the Cleansing Materials, should be read in conjunction with the Company’s financial statements and related footnotes. Other companies may define such non-GAAP financial measures differently.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	MidCap Commitment Letter.

99.1	Liquidity Forecast & Preliminary Q1’23 Recap.

104	Exhibit 104 Cover page from this Current Report on Form 8‑K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2023
REVLON, INC.

	By:	/s/ Andrew Kidd
	Name:	Andrew Kidd
	Title:	Executive Vice President, General Counsel

REVLON CONSUMER PRODUCTS CORPORATION

	By:	/s/ Andrew Kidd
	Name:	Andrew Kidd
	Title:	Executive Vice President, General Counsel